Exhibit 99.1



                Michael Porter, President - Investor Relations
                  Christian Pflaumer, VP - Media Relations
                           Jeff Myhre, VP - Editorial
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                                 Seven Penn Plaza
                                 New York, NY 10001
                                    212-564-4700
                                 FAX 212-244-3075
                                 www.plrinvest.com
                                plrmail@plrinvest.com
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    VIRBAC CORPORATION

    Joseph A. Rougraff, CFO
    817-831-5030

                         FOR IMMEDIATE RELEASE

     VIRBAC CORPORATION DELAYS FILING OF ITS THIRD-QUARTER RESULTS


FORT WORTH, TX, November 12, 2003 -- Virbac Corporation (NASDAQ/NMS: VBAC), a leading companion animal health company, announced today that it will delay the release of its results for the quarter and nine months ended September 30, 2003, as well as the filing of its corresponding quarterly report on Form 10-Q with the Securities and Exchange Commission pending completion of an internal inquiry being conducted by the Audit Committee of the Company's Board of Directors.

During the course of their quarterly review, the Company's outside auditors, PricewaterhouseCoopers, raised questions relating to certain of the Company's revenue recognition practices and inventory accounting practices. As a result, the Audit Committee has retained outside counsel to conduct an internal inquiry in response to the issues raised by PricewaterhouseCoopers. The Audit Committee has advised the SEC of this development, and the Audit Committee and the Company will fully cooperate with the government in any proceedings that may relate to this matter.

The Company is unable to predict at this time when the Audit Committee's inquiry will be completed or when the Company will be in a position to report its third quarter financial results and file its corresponding quarterly report on Form 10-Q. The Company must await the completion of further work on the inquiry to be able to determine the effect of these accounting issues on its historical and current financial statements.

Virbac Corporation, located in Fort Worth, Texas, is a leading companion animal health company with product leaders in the dermatological and oral hygiene markets for pets and companion animals. Virbac provides a broad array of health care products to its customers under the brand names C.E.T.(R), ALLERDERM(R), IVERHART(TM) PLUS, Preventic(R) Plus, Pet-Tabs(R), St. JON(R), Mardel(R), Zema(R) and Francodex(R). For more information on Virbac, please visit www.virbac.com.



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